Exhibit 21

The following is a list of the subsidiaries of the registrant as of February 12, 2016. Each such subsidiary does business under its corporate name.

Subsidiary	Jurisdiction of Incorporation
ACC Services SRL	Argentina
Afton Chemical Additives Corporation	Virginia
Afton Chemical Asia Pacific LLC	Virginia
Afton Chemical Asia Pte. Ltd.	Singapore
Afton Chemical Canada Corporation	Canada
Afton Chemical Canada Holdings, Inc.	Virginia
Afton Chemical China Corporation Pte. Ltd.	Singapore
Afton Chemical Corporation	Delaware
Afton Chemical de Mexico S.A. de C.V.	Mexico
Afton Chemical de Venezuela, C.A.	Venezuela
Afton Chemical EA Holdings S.à.r.l	Luxembourg
Afton Chemical France succursale D'Afton Chemical SPRL	France
Afton Chemical GmbH	Germany
Afton Chemical Hyderabad Pvt. Ltd.	India
Afton Chemical India Private Limited	India
Afton Chemical Industria de Aditivos Ltda	Brazil
Afton Chemical Intangibles LLC	Virginia
Afton Chemical International Holdings S.à.r.l.	Luxembourg
Afton Chemical Japan Corporation	Japan
Afton Chemical Korea Co., Ltd.	Korea
Afton Chemical Limited	United Kingdom
Afton Chemical Mexico Holdings LLC	Virginia
Afton Chemical SPRL	Belgium
Afton Chemical (Suzhou) Co. Ltd.	China
Afton Chemical Trading (Beijing) Co. Ltd.	China
Afton Chemical UK Holdings Limited	United Kingdom
Afton Chemical UK LLP	United Kingdom
Afton Chemical UK Partner, LLC	Virginia
Afton Chemical US, LLC	Virginia
Afton Cooper Limited	United Kingdom
EID Corporation	Liberia
Ethyl Asia Pacific LLC	Virginia
Ethyl Canada Holdings, Inc.	Virginia
Ethyl Canada Inc.	Canada
Ethyl Corporation	Virginia
Ethyl Export Corporation	Virginia
Ethyl Interamerica Corporation	Delaware
Ethyl Ventures, Inc.	Virginia
Foundry Park I, LLC	Virginia
Foundry Park II, LLC	Virginia
Gamble’s Hill, LLC	Virginia
Gamble’s Hill Lab, LLC	Virginia
Gamble’s Hill Landing, LLC	Virginia
Gamble’s Hill Third Street, LLC	Virginia

Gamble’s Hill Tredegar, LLC	Virginia
Interamerica Terminals Corporation	Virginia
Lewistown Road, LLC	Virginia
Libby G Corporation	Liberia
NewMarket Development Corporation	Virginia
NewMarket Investment Company	Virginia
NewMarket Services Corporation	Virginia
Old Town LLC	Virginia
Polartech Additives China Holding GmbH	Switzerland
Polartech Additives Holding GmbH	Switzerland
Polartech Ltd.	United Kingdom
The Edwin Cooper Corporation	Virginia
Servicios Afton de Mexico, S.A. de C.V.	Mexico